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                                                               December 13, 1996

Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

    I am General Counsel of Smith Barney Holdings Inc., a Delaware corporation (the "Company"). I refer to the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act") of $1,000,000 aggregate principal amount of the Company's proposed securities (the "Securities"), under a registration statement on Form S-3, filed on or about the date hereof (the "Registration Statement").

    I have examined such documents, legal opinions and precedents, corporate and other records of the Company and certificates of public officials and officers of the Company as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

    Based upon the foregoing, I am of the opinion that:

    1. The Company is a duly organized and existing corporation under the laws of the State of Delaware.

    2. Assuming the taking of appropriate further corporate action by the Company, the effectiveness of the Registration Statement under the Act, the due execution and delivery of the Securities on behalf of the Company, the due authentication of the Securities by Citibank, N.A., as trustee (the "Trustee") under the Indenture dated as of May 15, 1993, between the Company and the Trustee, as amended by the First Supplemental Indenture dated as of September 1, 1993 between the Company and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996 (as supplemented, the "Indenture"), or any successor Trustee under the Indenture, and the sale and delivery of the Securities at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus referred to therein, the Securities will thereupon be legal, valid and binding obligations of the Company and will be entitled to the benefits of such Indenture.

    I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          /s/ A. George Saks